                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

  CENTRAL AND SOUTH WEST CORPORATION
               (Name of Registrant as Specified In Its Charter)


                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:

    __________________________________________________________________________

2)  Aggregate number of securities to which transaction applies:

    __________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    __________________________________________________________________________

4)  Proposed maximum aggregate value of transaction:

    __________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of schedule and the date of its filing.

1)  Amount previously paid: _________________________________________________

2)  Form, Schedule or Registration Statement No. ____________________________

3)  Filing party: ___________________________________________________________

4)  Date filed: _____________________________________________________________

________________
* Set forth the amount on which the filing fee is calculated and state how it was determined.

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                      Central and South West Corporation

                           _________________________

                                  NOTICE OF
                                ANNUAL MEETING
                               OF SHAREHOLDERS

                                     and

                               PROXY STATEMENT

                        Annual Meeting April 21, 1994

                           _________________________

                                March 9, 1994




                      Central and South West Corporation

                         1616 Woodall Rodgers Freeway
                               P.O.  Box 660164
                           Dallas, Texas 75266-0164

                      Central and South West Corporation
                         1616 Woodall Rodgers Freeway
                                P.O. Box 660164
                           Dallas, Texas  75266-0164


                                               March 9, 1994


Dear Fellow Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Central and South West Corporation on April 21, 1994, at The University of Arkansas, Giffels Auditorium, Old Main, Fayetteville, Arkansas, at 10:00 a.m., Central Time.

     At this important meeting, you will be asked to elect directors and appoint independent public accountants. I urge you to read this proxy statement carefully.

     It is important that your shares are represented whether or not you plan to attend the meeting. Please sign, date and promptly return your proxy card in the enclosed postage-paid envelope. Your cooperation will be appreciated.

     The Board of Directors and employees of Central and South
West Corporation appreciate your continued interest in the Corporation. I want to express our gratitude for your confidence and continued support.

                                   Sincerely,


                                        /s/ E. R. BROOKS
                                   E.  R.  Brooks
                                   Chairman, President and
                                   Chief Executive Officer

              Central and South West Corporation

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting (Meeting) of shareholders of CENTRAL AND SOUTH WEST CORPORATION (Corporation) will be held on April 21, 1994, at 10:00 a.m., Central Time, at The University of Arkansas, Giffels Auditorium, Old Main, Fayetteville, Arkansas, for the purpose of considering and voting upon proposals to:

     1. a) Elect four directors to Class I of the Corporation's Board of Directors (Board) to serve three-year terms;

         b) Elect one director to Class III of the Board to serve the remaining two years of the current Class
             III term;

     2.  Approve the Board's selection of Arthur Andersen & Co.
         as the Corporation's independent public accountants for the calendar year 1994; and

     3. Transact such other business as may properly come before the Meeting or any adjournment(s) thereof. The
         Board at this time knows of no such other business.

     For further information with respect to the matters to be acted upon at the Meeting, reference is made to the Proxy Statement accompanying this Notice. The Meeting may be adjourned from time to time without any notice other than the announcement at the Meeting or any adjournment(s) thereof, and any and all business for which notice is hereby given may be transacted at any such adjourned Meeting.

     Only holders of Common Stock of the Corporation of record at the close of business on March 1, 1994 (Record Date), will be entitled to notice of and to vote at the Meeting or any adjournment(s) thereof. Beginning April 6, 1994, a list of shareholders entitled to vote at the Meeting will be available for examination during ordinary business hours by any shareholder for any purpose germane to the Meeting at the offices of Southwestern Electric Power Company, 300 North College, Fayetteville, Arkansas 72701.

     A copy of the Corporation's 1993 Annual Report to
Shareholders has been provided to each record shareholder of the Corporation and does not form any part of the material for the solicitation of proxies.

     All shareholders are requested to be represented at the Meeting, either in person or by proxy. To ensure your representation, whether or not you plan to attend the Meeting, please promptly complete, date and sign the enclosed proxy card and return it in the postage-paid envelope provided. Shareholders of record as of the Record Date will be entitled to vote in person at the Meeting whether or not they have completed and returned proxy cards. Your proxy covers all shares of Common Stock of which you are a registered holder as of the Record Date including all shares held for you as of that date in the PowerShare SM Plan, the Corporation's Dividend Reinvestment and Stock Purchase Plan. If you are an employee participating in the Corporation's Thrift Plus, you will receive separate instructions from the Plan Trustee covering shares held for your account in the plan. You will also receive separate instructions from your broker or other nominee if your shares are held in "street name" by your broker or another financial institution as nominee.

                         By Order of the Board of Directors,


                         /s/ FREDERIC L. FRAWLEY
                         Frederic L. Frawley
                         Secretary
March 9, 1994
_______________________________________________________________
                   YOUR VOTE IS IMPORTANT!

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD,
REGARDLESS OF THE SIZE OF YOUR HOLDINGS, AS SOON AS POSSIBLE.

                    Central and South West Corporation

                             Proxy Statement
                         _________________________

                           GENERAL INFORMATION

Purpose of the Meeting and Solicitation

     This Proxy Statement is furnished to shareholders of Central and South West Corporation (CSW or Corporation) in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Corporation
(Board) for use at the Annual Meeting of Shareholders to be held on April 21, 1994 at 10:00 a.m., Central Time, at The University of Arkansas, Giffels Auditorium, Old Main, Fayetteville, Arkansas, and at any adjournment thereof (Meeting). The purposes of the Meeting are set forth in the attached Notice of Annual Meeting.

     The initial solicitation of proxies is being made pursuant to this Proxy Statement, which is being mailed to shareholders on or about March 9, 1994. The cost of such solicitation will be borne by the Corporation, including the costs of assembling and mailing this Proxy Statement and the enclosed proxy. The Corporation has employed D.F. King & Co., Inc. to assist in the solicitation of proxies. The Corporation has agreed to pay D.F. King & Co., Inc. a fee for such services of $7,500 plus out-of-pocket expenses. After March 9, 1994, officers, employees and directors of the Corporation may solicit proxies without extra compensation. Such solicitation may be made by mail, telephone, facsimile, telegraph or in person.

     To ensure representation at the Meeting, each holder of outstanding shares of Common Stock entitled to be voted at the Meeting is requested to complete, date and sign the enclosed proxy card and return it to the Corporation in the postage-paid envelope provided. Such shareholders will be entitled to vote in person at the Meeting whether or not they have completed and returned proxy cards. Banking institutions, brokerage firms, custodians, trustees and other nominees and fiduciaries who are record holders of the Common Stock entitled to be voted at the Meeting are requested to forward this Proxy Statement, a proxy card and all of the accompanying materials to each of the beneficial owners of such shares, and to seek authority to execute proxies with respect to such shares. Upon request, the Corporation will reimburse such record holders for their reasonable out-of-pocket forwarding expenses.

Voting of Proxies

     The Corporation's only voting security is its Common Stock, par value $3.50 per share, of which 188,408,496 shares were outstanding on January 31, 1994.

     Only holders of Common Stock of the Corporation of record on its books at the close of business on March 1, 1994 (Record Date), are entitled to notice of and to vote at the Meeting. Each shareholder is entitled to one vote for each share of Common Stock of the Corporation held of record on the Record Date, on each matter submitted to a vote at the Meeting. Any

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shareholder may vote shares owned either in person or by duly authorized proxy, designating not more than three persons as proxies to vote the shares owned. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Meeting.

     Each shareholder returning a proxy to the Corporation has the right to revoke it, at any time before it is voted, by submitting a later-dated proxy in proper form, by notifying the Secretary of the Corporation in writing of such revocation, or by appearing at the Meeting, requesting a return of the proxy and voting the shares in person.

     If properly executed and received by the Corporation before the Meeting, any proxy representing shares of Common Stock entitled to be voted at the Meeting and specifying how it is to be voted will be voted accordingly. Any such proxy, however, which fails to specify how it is to be voted on a proposal for which a specification may be made will be voted on such proposal in accordance with the recommendation of the Board. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, excluding any shares owned by the Corporation, is necessary to constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     The Board currently is unaware of any proposal to be presented at the Meeting other than the matters specified in the attached Notice of Annual Meeting of Shareholders. Should any other proposal properly come before the Meeting, the persons named in the enclosed proxy will vote on each such proposal in accordance with their discretion. Anyone desiring to address the shareholders at the Meeting, whether or not making a formal proposal, must so indicate this intention to the Secretary prior to the Meeting and will be required to comply with the Rules of Conduct established prior to the Meeting.

Shareholder Proposals for 1995 Annual Meeting

     Pursuant to the rules of the Securities and Exchange Commission (SEC), in order to be considered for inclusion in the Proxy Statement and form of proxy relating to the 1995 annual meeting of shareholders, a proposal by a record holder of Common Stock of the Corporation must be received by the Secretary of the Corporation at the Corporation's principal executive offices in Dallas, Texas, on or before November 9, 1994.

                    Proposal 1: ELECTION OF DIRECTORS

Nominees for Directors

     At the Meeting, four directors will be elected to Class I of the Board for three-year terms expiring at the 1997 annual meeting or until their respective successors are duly elected and qualified. One director will be elected to Class III of the Board to fill the remaining two years of the Class III term expiring at the 1996 annual meeting or until his successor is duly elected and qualified. Directors will be elected by a plurality of the votes cast at the Meeting.

     In accordance with the Corporation's Certificate of Incorporation, the Board is divided into three classes as nearly equal in size as is practicable with staggered terms of office so that one class of the directors must be elected at each annual meeting. The Board currently consists of thirteen directors. Drayton McLane, Jr. resigned from the Board in July 1993 and the Board elected Lloyd D. Ward to fill a directorship in November 1993. The number of directors will be twelve upon the retirement of Thomas B. Walker, Jr., a director since 1990, prior to the commencement of the Meeting.

     The Board of Directors of the Corporation has nominated and unanimously recommends that shareholders vote FOR the election of T. J. Barlow, Molly Shi Boren, Arthur E. Rasmussen and Thomas V. Shockley, III as Class I directors and Lloyd D. Ward as a Class III director.

     Each nominee is presently a director of the Corporation and has served continuously since the year indicated opposite his/her name in the following table. Each of the nominees has consented to being named as a nominee and to serve as a director of the Corporation if elected. If, because of events not presently known or anticipated, any nominee is unable to serve or for good cause will not serve, the proxies voted for the election of directors may be voted (at the discretion of the holders of the proxies) for a substitute nominee not named herein.

     The following information is given with respect to the nominees for election as directors:

                                                                  Year
                                                                  First
                                                                  Became
           Nominee, Age, Principal Occupation,                   Director
      Business Experience and Other Directorships (1)            and Class (2)
_____________________________________________________________    _________

T. J. BARLOW . . . . . . . . . . . . . . . . . . . . . AGE 71     1969 I
Retired prior to 1989 as Chairman of
Anderson, Clayton & Co., food products,
Houston, Texas.

MOLLY SHI BOREN. . . . . . . . . . . . . . . . . . . . AGE 50     1991 I
Attorney-at-law Seminole, Oklahoma
since prior to 1989. Director and
member of the Audit Committee for
Liberty Bank and Trust of Tulsa,
Oklahoma. Director of Liberty Bancorp,
Oklahoma City and Tulsa, Oklahoma.
Director of Pet Incorporated.

ARTHUR E. RASMUSSEN. . . . . . . . . . . . . . . . . . AGE 71     1971 I
Retired prior to 1989 as Chairman
and Chief Executive Officer of
Household Finance Corporation,
diversified financial services,
Chicago, Illinois. Director of
Abbott Laboratories, Amoco Corporation,
Delaware Bancshares Inc., The National
Bank of Delaware County, Walton,
New York and Director and Chairman
of the Executive Committee of Household
International.

THOMAS V. SHOCKLEY, III. . . . . . . . . . . . . . . . AGE 49     1991 I
Executive Vice President of the
Corporation since September 1990.
Chief Executive Officer of Central
and South West Services, Inc.,
a subsidiary of the Corporation,
from October 1992 to December 1993.
Senior Vice President of the Corporation from June 1990 to September 1990.
President and Chief Executive Officer
of Central Power and Light Company,
a subsidiary of the Corporation,
from 1987 to June 1990. Director
of each of the Corporation's non-
electric subsidiaries.

                                                                  Year
                                                                  First
                                                                  Became
           Nominee, Age, Principal Occupation,                   Director
      Business Experience and Other Directorships (1)            and Class (2)
_____________________________________________________________    _________

LLOYD D. WARD. . . . . . . . . . . . . . . . . . . . . AGE 45     1993 III
Division President-Central of Frito-Lay,
Inc., Dallas, Texas since January
1993. Division President-West of
Frito-Lay, Inc., Pleasanton, California
from October 1991 to December 1992.
General Manager of Frito-Lay, Inc.,
Pleasanton, California from June
1991 to October 1991. Vice President-
Operations of Pepsi-Cola East, a unit
of PepsiCo, Inc., Somers, N.Y.,
from 1988 to 1991. Elected by the
Board to serve as a director of
the Corporation in November 1993.


     The following information is given for continuing directors:

                                                               Year
                                                               First
                                                              Became
      Continuing Director, Age, Principal Occupation,         Director
      Business Experience and Other Directorships (1)        and Class (2)
_________________________________________________________    _________

GLENN BIGGS. . . . . . . . . . . . . . . . . . . . AGE 60     1987 II
Chairman and Chief Executive Officer
of Texas High-Speed Rail Corporation
since December 1991. President
of Biggs & Co., investments, San
Antonio, Texas from 1989 to December
1991. Chairman of the Board and
Chief Executive Officer of Gill
Companies, savings and real estate,
San Antonio, Texas, from 1987 to
1989. Director of Diamond Shamrock
R & M, Inc. (3)

                                                               Year
                                                               First
                                                              Became
      Continuing Director, Age, Principal Occupation,         Director
      Business Experience and Other Directorships (1)        and Class (2)
_________________________________________________________    _________

E. R. BROOKS . . . . . . . . . . . . . . . . . . . AGE 56     1988 II
Chairman, President and Chief Executive
Officer of the Corporation since
February 1991. President of the
Corporation from September 1990
to February 1991. President and
Chief Operating Officer of the
Corporation from January 1990 to
September 1990. Executive Vice
President of the Corporation from
June 1987 to December 1989. Director
of each of the Corporation's sub-
sidiaries.  Director of Hubbell
Electric, Inc. Director of Baylor
University Medical Center, Dallas,
Texas.

ROBERT W. LAWLESS . . . . . . . . . . . . . . . . . AGE 57     1991 II
President and Chief Executive Officer
of Texas Tech University and Texas
Tech University Health Sciences
Center in Lubbock, Texas since
June 1989. Professor of Industrial
Engineering, Information Systems
and Quantitative Sciences at Texas
Tech University. Executive Vice
President and Chief Operations
Officer of Southwest Airlines Company
from July 1985 to June 1989. Director
of Salomon Brothers Fund, Salomon
Brothers Capital Fund, and Salomon
Brothers Investors Fund.

JAMES L. POWELL . . . . . . . . . . . . . . . . . . AGE 64     1987 II
Ranching and investments since
prior to 1989, Ft. McKavett, Texas.
Director of Southwest Bancorp of
Sanderson, Texas, First National
Bank, Eldorado, Texas and Advisory
Director of First National Bank,
Mertzon, Texas.

                                                               Year
                                                               First
                                                              Became
      Continuing Director, Age, Principal Occupation,         Director
      Business Experience and Other Directorships (1)        and Class (2)
_________________________________________________________    _________

JOE H. FOY. . . . . . . . . . . . . . . . . . . . . AGE 67     1974 III
Retired in June 1993 as a Partner
of the firm of Bracewell & Patterson,
Attorneys, Houston, Texas, where he
served as a partner since prior to
1989. Director of Enron Corporation. (4)

HARRY D. MATTISON . . . . . . . . . . . . . . . . . AGE 57     1991 III
Executive Vice President of the
Corporation since September 1990
and Chief Executive Officer of
Central and South West Services,
Inc. since December 1993. Chief
Operating Officer of the Corporation
from September 1990 to December
1993. Previously he held positions
with Southwestern Electric Power
Company, a subsidiary of the Corporation, serving as President and Chief
Executive Officer from September
1988 to September 1990, as Executive
Vice President from February 1988
to September 1988 and as Vice President
of Administration from February
1987 to February 1988. Director
of each of the Corporation's wholly
owned subsidiaries.

J. C. TEMPLETON . . . . . . . . . . . . . . . . . . AGE 69     1983 III
Investments since 1991, Houston,
Texas.  Retired in 1991 as President
and Chairman of the Board of Directors
of TGX Corporation, positions in
which he served since prior to
1989.

__________________________
(1) Drayton McLane, Jr. resigned from the Board effective July 31, 1993, and Thomas B. Walker, Jr. will retire from the Board immediately prior to the Meeting.

(2) Class II and Class III directors' terms expire at the 1995 and 1996 annual meetings of shareholders, respectively, or when their respective successors are duly elected and qualified.

(3) The Corporation has retained Glenn Biggs under a Memorandum of Agreement dated October 1, 1993 to pursue special business development activities in Mexico on behalf of the Corporation. This agreement, which provides for a monthly fee of $10,000, lasts through December 31, 1994, and may be extended by mutual agreement between Mr. Biggs and the Corporation.

(4) The Corporation has retained Bracewell & Patterson under a Legal Services Agreement dated April 1, 1980, to perform special assignments as required. This agreement is effective from month to month until canceled by either party.


Security Ownership of Management

     The following table shows securities beneficially owned as of December 31, 1993 by each director and nominee, the chief executive officer and the four other most highly compensated executive officers and, as a group, all directors and executive officers of the Corporation. Share amounts shown in this table include options exercisable within 60 days after year-end, restricted stock, shares of Common Stock credited to Thrift Plus accounts, and all other shares of Common Stock beneficially owned by the listed persons. Each person has sole voting and sole investment power with respect to all shares listed in the table below unless otherwise indicated.

                                                   Common Stock
                                                           Percent of
                                              Shares (1)   Class (2)

      T.J. Barlow.............................  15,854          -
      Glenn Biggs.............................  12,854          -
      Molly Shi Boren.........................   1,129          -
      E.R. Brooks.............................  60,959          -
      Joe H. Foy..............................   8,288          -
      Robert W. Lawless.......................   1,334          -
      Harry D. Mattison.......................  24,675          -
      Ferd. C. Meyer, Jr......................  13,588          -
      James L. Powell.........................   2,443          -
      Arthur E. Rasmussen.....................   8,516          -
      Glenn D. Rosilier.......................  28,260          -
      Thomas V. Shockley, III.................  19,602          -
      J.C. Templeton..........................   2,054          -
      Thomas B. Walker, Jr....................   6,854          -
      Lloyd D. Ward...........................     300          -
      All of the above and other executive
        officers as a group (CSW Directors
        and Executives)....................... 297,557          -
______________________
(1) Shares for Messrs. Brooks, Mattison, Meyer, Rosilier and Shockley, and CSW Directors and Executives include 7,172, 4,708, 4,414, 3,561, 4,959 and 45,112 shares of restricted stock, respectively. These individuals currently have voting power, but not investment power, with respect to these shares. The above shares also include 9,531, 6,176, 4,810, 4,810, 6,176, and 63,690 shares underlying immediately exercisable options held by Messrs. Brooks, Mattison, Meyer, Rosilier and Shockley, and CSW Directors and Executives, respectively.

(2)   Percentages are all less than one percent and therefore are omitted.

            OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

General Information

   Nominees for directorships are recommended by the Corporation's Nominating Committee and nominated by the Board on the basis of their qualifications, including training, experience, integrity and independence of mind, to render service to the Corporation. The Corporation's By-Laws generally provide that the Corporation shall not elect or propose for election as a director any non-employee who will have attained the age of 70 (72 for persons who served as directors and were at least 60 years of age on October 12, 1987) at the date of such election or proposed election.
Federal law restricts the extent to which the Corporation may have interlocking directorates with other companies.

   The number of directors constituting the entire Board may not be less than nine nor more than fifteen, as may be fixed from time to time by resolution adopted by a majority of the entire Board. No decrease in the number of directors on the Board may shorten the term of any incumbent director. The majority of the Board may adopt a resolution to increase the number of directors to not more than fifteen and may elect a new director or directors to fill any such newly created directorship. Similarly, vacancies occurring on the Board for any reason may be filled by majority vote of the remaining directors. Any such Board-elected director will hold office until the Corporation's next annual meeting of shareholders and the election and qualification of a successor.

   Under the Corporation's Certificate of Incorporation, any director may be removed from office by the shareholders of the Corporation only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of the outstanding shares of Common Stock.

Meetings and Compensation

   The Board held six regular meetings and six special meetings during 1993. Directors who are not also officers and employees of the Corporation receive annual directors' fees of $24,000 ($12,000 of which will be paid in cash and $12,000 in restricted stock) for serving on the Board and a fee of $1,250 per day plus expenses for each meeting of the Board or committee attended. The Board has standing Policy, Audit, Executive Compensation and Nominating Committees. Chairmen of the Audit, Executive Compensation and Nominating Committees receive annual fees of $6,000, $3,500 and $3,500, respectively, to be paid in cash in addition to regular directors' and meeting fees. Committee chairmen and committee members who are also officers and employees of the Corporation receive no annual directors', chairman's or meeting fees.

   The Corporation maintains a memorial gift program for all of its current directors, directors who retired since 1992 and certain executive officers. Retired directors eligible for the memorial gift program are: M.L. Borchelt, Drayton McLane, Jr., James M. Moroney, Jr., and Samuel W. White, Jr. Under this program, the Corporation will make donations in a director's or officer's name to up to three charitable organizations of an aggregate of $500,000, payable by the Corporation upon such person's death. The

Corporation maintains corporate-owned life insurance policies to fund the program. The annual premiums paid by the Corporation are based on pooled risks and average $17,013 per participant.

   Mr. Biggs also is compensated as a consultant to the Corporation. See footnote 3 to the information given for continuing directors above.

   All current directors attended more than 75 percent of the total number of meetings held by the Board and each committee on which such directors served in 1993, except for Mr. Walker. Although in 1993 Mr. Walker attended more than 75 percent of the total number of meetings held by the Board, he was unable to attend three of seven meetings of Board committees on which he served.

Policy Committee

   The Policy Committee, currently consisting of Messrs. Brooks (Chairman), Barlow, Foy and Rasmussen, held four meetings in 1993. The Policy Committee reviews and makes recommendations to the Board concerning major policy issues, considers the composition, structure and functions of the Board and its committees and reviews existing corporate policies and recommends changes when appropriate. The Policy Committee has authority to act as and on behalf of the Board when the full Board is not in session.

Audit Committee

   The Audit Committee, currently consisting of Ms. Boren and Messrs. Rasmussen (Chairman), Biggs, Lawless, Templeton, Walker and Ward, held three meetings in 1993. The Audit Committee recommends to the Board the independent public accountants to be selected; discusses with the independent public accountants the scope and results of their audit and the adequacy of the accounting, financial and operating controls of the Corporation and its subsidiaries; discusses with management and independent public accountants the accounting principles, policies and practices of the Corporation and its subsidiaries and their reporting policies and practices; reviews the scope and results of the Corporation's internal auditing activities and may investigate the adequacy of and compliance with the system of internal accounting controls of the Corporation and its subsidiaries.

Executive Compensation Committee

   The Executive Compensation Committee, currently consisting of Ms. Boren and Messrs. Foy (Chairman), Lawless, Powell and Templeton, held four meetings in 1993. The Executive Compensation Committee determines the executive compensation philosophy of the Corporation, reviews benefit programs and management succession programs, sets the salaries for the executive officers of the Corporation and reviews and recommends salaries for the chief executive officers of the Corporation's principal subsidiaries.

Nominating Committee

   The Nominating Committee, currently consisting of Messrs. Barlow (Chairman), Biggs, Powell, Walker and Ward, held four meetings in 1993. The Nominating Committee reviews candidates for election to the Board and recommends qualified candidates to fill existing vacancies or newly created directorships. The Nominating Committee welcomes shareholder suggestions for Board nominations. Such suggestions should be directed to Mr. Brooks, Chairman, President and Chief Executive Officer, who will forward them to the Nominating Committee.

Compliance with Section 16(a) of the Securities Exchange Act

   Section 16(a) of the Securities Exchange Act of 1934 and Section 17(a) of the Public Utility Holding Company Act of 1935 require the Corporation's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) reports they file.

   Based solely on the Corporation's review of the copies of such forms received and written representations from certain reporting persons that they were not required to file, the Corporation believes that during the 1993 calendar year all such filing requirements applicable to its officers, directors and greater-than-ten-percent shareholders were complied with.

Compensation Committee Interlocks and Insider Participation

   No person serving during 1993 as a member of the Executive Compensation Committee of the Board served as an officer or employee of the Corporation or any of its subsidiaries during or prior to 1993. As described above in footnote 3 to the information given for continuing directors, Mr. Biggs, who served on the Corporation's Executive Compensation Committee for a portion of 1993, is a party to a Memorandum of Agreement with the Corporation. Such Committee neither approved nor recommended the approval of the Memorandum of Agreement with Mr. Biggs, which was unanimously approved by the Board with Mr. Biggs being absent from the vote. Neither the Executive Compensation Committee nor Mr. Biggs participated in any decisions about executive compensation during the period the Memorandum of Agreement was under consideration by the Board.

   No person serving during 1993 as an executive officer of the Corporation serves or has served on the compensation committee or as a director of another company, one of whose executive officers serves as a member of the Executive Compensation Committee or as a director of the Corporation.

  Proposal 2: APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   Subject to the approval of the shareholders, the Board of the Corporation has reappointed Arthur Andersen & Co., independent public accountants, as auditors to examine the financial statements of the Corporation and its subsidiaries for 1994. The affirmative vote of a majority of shares of Common Stock represented at the Meeting is required to approve such reappointment. The Corporation is advised that neither Arthur Andersen & Co. nor any of its partners has any material direct or indirect relationship with the Corporation or any of its subsidiaries, and that Arthur Andersen & Co. qualifies as an independent public accountant as to the Corporation and its subsidiaries under the applicable rules of the SEC.

   A representative of Arthur Andersen & Co. will be present at the Meeting with the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

   The Board of Directors of the Corporation unanimously recommends that shareholders vote FOR the appointment of Arthur Andersen & Co.


                Proposal 3: TRANSACTION OF OTHER BUSINESS

   At the date hereof, the management of the Corporation knows of no other business to come before the Meeting. If any other business is properly presented at the Meeting, the proxies will be voted in respect thereof in the discretion of the person or persons voting them.

                          EXECUTIVE COMPENSATION

Executive Compensation Committee Report

   The Corporation's executive compensation program has as its foundation the following objectives:

   * Maintaining a compensation program designed to support our corporate goal of providing superior value to our shareholders and customers,

   * Providing comprehensive programs which serve to facilitate the recruitment, retention and motivation of qualified executives, and

   * Rewarding our executives for achieving financial, operating and personal objectives that produce a corresponding and direct return to our shareholders in both the long-term and the short-term.

   The Executive Compensation Committee of the Board (Committee) has designed the Corporation's compensation programs around a strong pay-for-performance philosophy. The Committee strives to maintain competitive levels of total compensation as compared to peers in the utility industry.

   The peer group the Corporation uses for purposes of determining each element of compensation establishes rigorous standards for executive performance. The Corporation selects only large, high credit quality utility companies, large regional competitors and large electric utility holding companies to gauge executive performance.

   The Corporation's policy is to establish competitive pay at the average or mean of the range of pay found at peer utilities for each component of compensation, including base pay, annual and long-term incentives including stock option grants. In addition, the Corporation maintains for each of its officers a package of benefit and welfare plans, generally available to all employees, including without limitation a health plan, a thrift plan and pension plan. Should corporate or individual performance fluctuate from objectives or in relation to the performance of peer executives, the level of total compensation for the executive will increase or decrease accordingly.

   Base Pay. An executive's base pay ties individual performance to defined standards of job performance, accomplishments and progress toward individual goals and objectives. An annual review of both individual performance and competitive pay practices, using the average or mean of the competitive review, contribute to the determination of an executive's base pay.

   Incentive Programs-General. The executive incentive programs seek to strike an appropriate balance of short-term accomplishments with the Corporation's need to effectively plan for and perform over the long-term. Their performance measures evaluate the executives' performance against management's own expectations, customer satisfaction goals and relative achievement when compared to the average or mean of the Corporation's peer group.

   Incentive Programs-Annual Incentive Plan.  The Annual Incentive Plan
(AIP) directly ties specific individual goals with corporate performance, current earnings per share growth, and other performance measures such as customer satisfaction and price per kilowatt hour. Each performance measure is weighted equally and is multiplied together to determine the percent of overall target attained. Together, the objective measurements determine whether an executive qualifies for 50 percent of the total AIP award. The remainder is determined by a discretionary rating of the executive's overall performance. Target awards are established as a percentage of salary range midpoint. The total amount of an award that can be earned under the AIP is limited to a range of 0 to 150 percent of target. AIP awards are made in the form of cash, restricted stock and/or stock options. Each performance measure must obtain a minimum level of performance equal to 50 percent or greater of target to be included in the calculation. If minimum performance is not achieved for any group of performance measures, then no bonus awards are earned.

   As the Corporation did not achieve its target earnings per share growth, there were no payments made under the AIP for 1993.

   Incentive Programs-Long-Term Incentive Plan. The Central and South West Corporation 1992 Long-Term Incentive Plan (LTIP) also incorporates a performance component. The LTIP measures the Corporation's total shareholder return over a three-year cycle against the total shareholder return of our peer group over the same three-year period. Awards are made in restricted stock or stock options. Actual receipt of awards made in restricted stock is dependent on relative total shareholder return for the Corporation over a three-year performance period against a peer group of high-performing utilities. Performance in the top three quartiles of the comparator group results in a payout to participants. The LTIP began in 1992 and will make its first payout in 1995 if plan performance measures are met.

   The Corporation also utilizes stock options as a part of its LTIP. The stock options, once vested, allow members of management to buy specified numbers of shares of the Corporation's common stock at the exercise price, which to date has been market price on the date of grant. Stock options are granted at the discretion of the Committee. The last stock option grant was made in 1992. The size of the grants is based on the competitive practice of the Corporation's peers giving consideration to theirs and the Corporation's relative amounts of other long-term incentive awards.

   New Tax Considerations. Recently enacted Section 162(m) of the Internal Revenue Code generally limits the Corporation's federal income tax deduction for compensation paid to any one executive officer named in the Corporation's proxy statement to one million dollars. The limit does not apply to specified types of payments, including most significantly payments that are not includible in the employee's gross income, payments made to or from a tax-qualified plan, and compensation that meets the requirements for performance-based compensation. Under the new tax law, the amount of an incentive award must be based entirely on an objective formula, without any subjective consideration of individual performance, to be considered performance-based.

   The Committee has carefully considered the impact of this new tax law on the incentive plans. At this time, the Committee believes it is in the Corporation's and shareholders' best interests to retain the subjective determination of individual performance under the AIP. Consequently, payments under the AIP, if any, to the named executive officers may not qualify for a deductibility exemption. The Corporation believes that amounts awarded under the LTIP are deductible under the Internal Revenue Code. The Committee believes that it is appropriate to continue with the existing design and ensure that the tax deduction is retained.

   The Committee is composed entirely of independent, outside directors.
The Committee annually reviews the operation and competitiveness of all aspects of the Corporation's compensation program and retains an independent consultant to assist with this review. By carefully and completely reviewing the compensation programs offered the Corporation's executives, the Committee seeks to ensure that the proper programs are in place to enable the Corporation to achieve its strategic and operating objectives.

Rationale for CEO Compensation

   In 1993, the compensation of Mr. Brooks was determined as described above for all of the Corporation's executives.

   * Base pay adjustments were derived by reference to the average or mean base pay paid to chief executive officers at other utilities within the Corporation's peer group. In determining the appropriate level, the committee considered overall corporate and individual performance over the past year, emphasizing corporate performance measures. Mr. Brooks' annual salary increased to $595,000 in November 1993.

   * Mr. Brook's AIP incentive target award size also was derived by reference to prevailing competitive market conditions for similar utility organizations. Mr. Brooks' target AIP award for 1993 was established at 40 percent of his base salary range midpoint. For Mr. Brooks to receive a bonus at target, among other things the Corporation's earnings per share first had to meet an aggressive growth goal. In 1993, the Corporation did not achieve its annual earnings per share target and no payments were made to Mr. Brooks under the AIP.

   * The amount of Mr. Brooks' LTIP target award in 1993 was derived by reference to the competitive market average or mean. Mr. Brooks' 1993 LTIP target award is $344,932 to be paid in shares of restricted stock in 1996 if specified performance measures are met.

                                    EXECUTIVE COMPENSATION COMMITTEE

                                    Joe H. Foy, Chairman
                                    Molly Shi Boren
                                    Robert W. Lawless
                                    James L. Powell
                                    J.C. Templeton


Cash and Other Forms of Compensation

     The following table sets forth the aggregate cash and other compensation for services rendered for the fiscal years of 1993, 1992, and 1991 paid or awarded by the Corporation and its subsidiaries to the Corporation's Chief Executive
Officer and each of the four most highly compensated executive officers of the Corporation (Named Executive Officers).

                                             Summary Compensation Table

                                       Annual Compensation               Long Term Compensation
                                  ------------------------------   -----------------------------------
                                                                             Awards            Payouts
                                                                   ------------------------    -------
                                                         Other
                                                         Annual    Restricted     Securities              All Other
Name and                                                 Compen-     Stock        Underlying      LTIP      Compen-
Principal                         Salary      Bonus      sation     Award(s)       Options/     Payments    sation
Position                 Year       ($)       ($)(1)     ($) (2)   ($)(1)(3)       SARs (#)       ($)      ($)(2)(4)
- ---------                ----     -------    -------     -------   ----------    -----------    --------   ---------
E.R. Brooks              1993     549,167     57,265      20,579     57,236           -            -        28,333
 Chairman, President     1992     490,000     89,076      13,981     89,063         28,596         -        27,498
 and Chief Executive     1991     430,000     59,062         -       62,974           -            -           -
 Officer

T.V. Shockley, III       1993     373,333     35,462      12,606     35,402            -           -        24,796
 Executive Vice          1991     332,500     54,900      11,022     54,858         18,529         -        24,065
 President               1991     295,833     51,935        -        55,430            -           -           -

Harry D. Mattison        1993     363,333     38,773       9,538     38,750            -           -        28,333
 Executive Vice          1992     322,500     54,900       9,361     54,858         18,529         -        27,498
 President               1991     285,833     47,406         -       50,554            -           -           -

Ferd. C. Meyer, Jr.      1993     307,167     30,688      12,346     30,632            -           -        24,796
 Senior Vice             1992     285,000     48,898       7,846     48,914         14,430         -        24,065
 President and           1991     261,000     45,745         -       48,806            -           -           -
 General Counsel

Glenn D. Rosilier        1993     294,450     32,117     11,872      32,084            -           -        24,796
 Senior Vice             1992     263,590     48,898      6,299      48,914         14,430         -        24,065
 President and Chief     1991     231,333     25,343         -       27,048            -           -           -
 Financial Officer




___________________
(1)  Amounts in this column are paid or awarded in a calendar year for performance in a preceding year.

(2)  The 1991 amounts were omitted pursuant to the transitional provisions in the revised rules on executive officer and director compensation disclosure adopted by the SEC.

(3)  Grants of restricted stock are administered by the Executive Compensation Committee of the Board,
     which has the authority to determine the individuals to whom and the terms upon which restricted stock grants shall be made.  The awards reflected in this column all have four-year vesting periods with 20% of the stock vesting on the first, second and third anniversary dates of the award and 40% vesting on the fourth such anniversary. Upon vesting, shares of Common Stock are issued without restrictions.  The individual receives dividends and may vote shares of restricted stock, even before they are vested.  The amount reported in the table represents the market value of the shares at the date of grant.  As of the end of 1993, the aggregate restricted stock holdings of each of the Named Executive Officers were:

                                          Restricted             Market Value
                                          Stock Held                  at
                                       December 31, 1993       December 31, 1993
                                       -----------------       -----------------
              E.R. Brooks                    7,172                 $216,953
              T.V. Shockley, III             4,959                  150,010
              Harry D. Mattison              4,708                  142,417
              Ferd. C. Meyer, Jr.            4,414                  133,524
              Glenn D. Rosilier              3,561                  107,720

(4)  The 1993 amounts shown in this column for each of the Named Executive Officers include $708 in personal liability insurance premiums and $17,013 of memorial gift insurance premiums, the latter of which represents an average premium paid per participant for insurance that is based upon pooled risks.  See "OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS-Meetings and Compensation"
     for a description of the Corporation's memorial gift program.  The 1993 amounts shown in this column also include employer matching payments to the Corporation's Thrift Plus plan of $10,612 each for Messrs.  Brooks and Mattison, and of $7,075 each for Messrs.  Shockley, Meyer and
     Rosilier.



Option/SAR Grants

     The Corporation made no grants of stock options or stock appreciation rights (SARs) in 1993.

Option/SAR Exercises and Year-End Value Table

     Shown below is information regarding option/SAR exercises during 1993 and unexercised options/SARs at December 31, 1993 for the Named Executive Officers.

                        Aggregated Option/SAR Exercises in 1993
                         and Fiscal Year-End Option/SAR Values
                                                        Number of
                                                       Securities       Value of
                                                       Underlying     Unexercised
                                                       Unexercised    In-the-Money
                                                       Options/SARs   Options/SARs
                                             Value     at Year-End    at Year-End ($)
                           Shares Acquired  Realized   Exercisable/   Exercisable/
Name                       on Exercise (#)    ($)     Unexercisable  Unexercisable (1)
E. R. Brooks .............       -             -       9,531/19,065    5,957/11,916
T. V. Shockley, III ......       -             -       6,176/12,353    3,860/ 7,721
Harry D. Mattison ........       -             -       6,176/12,353    3,860/ 7,721
Ferd. C. Meyer, Jr. ......       -             -       4,810/ 9,620    3,006/ 6,013
Glenn D. Rosilier ........       -             -       4,810/ 9,620    3,006/ 6,013

_______________
(1) Based on the New York Stock Exchange December 31, 1993 closing price of the Corporation's Common Stock of $30.25/share and the exercise price of $29.625/share.


Long-Term Incentive Plan Awards

     The following table shows information concerning awards made to the Named Executive Officers during 1993 under the Central and South West Corporation 1992 Long-Term Incentive Plan (LTIP):

                        Long-Term Incentive Plan Awards in 1993


                                            Performance
                              Number of       or Other    Estimated Future Payouts under
                          Shares, Units or  Period Until   Non-Stock Price Based Plans
                            Other Rights     Maturation   Threshold   Target   Maximum
Name                            (#)          or Payout      ($)         ($)       ($)
E. R. Brooks .............       1             2 years        0       344,932   517,398
T. V. Shockley, III ......       1             2 years        0       204,563   306,844
Harry D. Mattison ........       1             2 years        0       204,563   306,844
Ferd. C. Meyer, Jr. ......       1             2 years        0       160,624   240,936
Glenn D. Rosilier ........       1             2 years        0       160,624   240,936


     Payouts of the awards are contingent upon the Corporation's achieving a specified level of total shareholder return, relative to a peer group of utility companies, for the three-year period ended December 1995. Such return must also exceed the average six-month treasury bill rate for the same period in order for any payout to be made. If the Named Executive Officer's employment is terminated during the performance period for any reason other than death, total and permanent disability or retirement, then the award is generally canceled.

     The LTIP contains a provision accelerating awards upon a change in control of the Corporation. If a change in control of the Corporation occurs, (a) all options and SARs become fully exercisable, (b) all restrictions, terms and conditions applicable to all restricted stock are deemed lapsed and satisfied and all performance units are deemed to have been fully earned, as of the date of the change in control. Awards which have been granted and outstanding for less than six months as of the date of change in control are not then exercisable, vested or earned on an accelerated basis. The LTIP also contains provisions designed to prevent circumvention of the above acceleration provisions generally through coerced termination of an employee prior to the change in control of the Corporation.

Retirement Plans
                                  Pension Plan Table

                                                    Annual Benefits After
Average Compensation                         Specified Years of Credited Service

                                            15          20          25       30 or more
$250,000 . . . . . . . . . . . . . . .  $  62,625    $ 83,333    $104,167     $125,000
 350,000 . . . . . . . . . . . . . . .     87,675     116,667     145,833      175,000
 450,000 . . . . . . . . . . . . . . .    112,725     150,000     187,500      225,000
 550,000 . . . . . . . . . . . . . . .    137,775     183,333     229,167      275,000
 650,000 . . . . . . . . . . . . . . .    162,825     216,667     270,833      325,000
 750,000 . . . . . . . . . . . . . . .    187,875     250,000     312,500      375,000


     Executive officers are eligible to participate in the tax-qualified, Central and South West System Pension Plan like other employees of the Corporation. Certain executive officers, including the Named Executive Officers, are also eligible to participate in the Special Executive Retirement Plan (SERP), a non-qualified ERISA excess benefit plan. Such pension benefits depend upon years of credited service, age at retirement and the amount of covered compensation earned by a participant. The annual normal retirement benefits payable under the pension and the SERP are based on 1.67% of "Average Compensation" times the number of years of credited service (reduced by (i) no more than 50% of a participant's age 62 or later Social Security benefit and (ii) certain other offset benefits).

     "Average Compensation" is the covered compensation for the plans and equals the average annual compensation (salary as reported in the Summary Compensation Table) during the 36 consecutive months of highest pay during the 120 months prior to retirement. The combined benefit levels in the table above, which include both pension and SERP benefits, are based on retirement at age 65, the years of credited service shown, continued existence of the plans without substantial change and payment in the form of a single life annuity.

     Respective years of credited service and ages, as of December 31, 1993, for the Named Executive Officers are as follows: Mr. Brooks, 30 and 56; Mr. Shockley, 10 and 49; Mr. Mattison, 30 and 57; Mr. Meyer, 11 and 54; and Mr. Rosilier, 18 and 46. In addition, Mr. Shockley and Mr. Meyer have arrangements with the Corporation under which they will receive a total of 30 years of credited service under the SERP if they remain employed by the Corporation through ages 60 and 65, respectively. In 1992, Mr. Meyer completed five consecutive years of employment which entitled him to receive five additional years of credited service under the SERP as included in his years of credited service set forth above in this paragraph.

Performance Graph

     Set forth below is a line graph comparing the cumulative total shareholder return on the Corporation's Common Stock with the cumulative total return of companies comprising the Standard & Poor's 500 Stock Index (S&P 500) and the Standard & Poor's Electric Companies Index (S&P Electric Cos.).

           Comparison of Five Year Cumulative Total Return (1)
    Among Central and South West Corporation (CSW), the S&P 500 Index
                   and the S&P Electric Cos. Index (2)



          [The Performance Graph is filed herewith as Exhibit 1.]




___________________
(1) This illustration assumes $100 invested on December 31, 1988 in Central and South West Corporation Common Stock, the S&P 500 Index and the S&P Electric Companies Index. Each mark on the axis displaying the years 1988 through 1993 represents December 31 of that year. Total Return includes reinvestment of all dividends. The historical shareholder return shown above may not be indicative of future performance.

(2) The peer group used for executive compensation purposes is not used for the Corporation's performance graph above, which reflects the S&P Electric Companies Index, a broader index. The Corporation believes its shareholders, who as a group have a wide range of other investments including utility investments, find a broader measure of performance in the electric utility industry more useful. See "EXECUTIVE COMPENSATION-Executive Compensation Committee Report" for information about the peer group used for executive compensation purposes.

                                        CENTRAL AND SOUTH WEST CORPORATION


                                        /s/ E. R. BROOKS
                                        E.  R.  Brooks
                                        Chairman, President and
                                        Chief Executive Officer

 March 9, 1994

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

Central and South West Corporation    PROXY: The undersigned hereby appoints
       P. O. Box 660164               T. J. Barlow, E. R. Brooks and Joe H.
   Dallas, Texas  75266-1064          Foy, and each of them, attorneys and
                                      proxies, with full power of sub-
                                      stitution, to vote all shares of stock
                                      of CENTRAL AND SOUTH WEST CORPORATION
                                      held of record in the name of the
                                      undersigned at the close of business on
                                      March 1, 1994, at the annual meeting of
                                      shareholders of the Corporation to be
                                      held on April 21, 1994, and at all
                                      adjournments thereof (Meeting):

The Corporations's Board of Directors (Board) recommends a vote IN FAVOR of items (1) and (2).

    (1) ELECTION OF DIRECTORS

____  FOR all nominees listed below        ____  WITHHELD AUTHORITY to vote
      (except as marked to the                   for all nominees listed below
       contrary below)

T.J. BARLOW, MOLLY SHI BOREN, ARTHUR E. RASMUSSEN, THOMAS V. SHOCKLEY III, LLOYD D. WARD
   (INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

      ___________________________________________________________________

    (2) Approval of the appointment of Arthur Andersen & Co. by the Board as independent public accounts for 1994.

               FOR ____            AGAINST ____            ABSTAIN ____

                (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)
- -----------------------------------------------------------------------------
                          (CONTINUED FROM OTHER SIDE)

    (3) The transaction of such other business as may properly be presented at the Meeting. The Corporation's Board at this time knows of no other business.

    This Proxy when properly executed shall be voted as directed herein by the undersigned shareholder. IN THE ABSENCE OF SPECIFIC DIRECTIONS, IT SHALL BE VOTED FOR PROPOSALS 1 through 2.

                                    Dated _________________________, 1994

                                    Please Sign Here

                                    _____________________________________

                                    _____________________________________

                                    Sign exactly as name(s) printed at left.
                                    State full title when signing in fiduciary or representative capacity.